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                                                                      EXHIBIT 21


                                 Subsidiaries
                                 ------------


Name                                                   Place of Incorporation
- ----                                                   ----------------------




The Liposome Company Japan, Ltd.                       Tokyo, Japan


Liposome Holdings, Inc.                                Delaware


Nichiyu Liposome Company, Ltd.                         Tokyo, Japan


The Liposome Manufacturing                             Delaware
    Company, Inc.


The Liposome Company Ltd.                              United Kingdom


Liposome SARL                                          France


Liposome SL                                            Spain

Liposome Pty Ltd.                                      Australia